UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of N2OFF, Inc., a Nevada corporation (the “Company”) approved on January 26, 2026 the change in the name of the Company to “Nexentis Technologies Inc.” (the “Name Change”) and the change in the trading symbol of the Company to “NXTS” on the Nasdaq Capital Market (the “Symbol Change”). To effectuate the Name Change, the Company filed a Certificate of Amendment to the Articles of Incorporation of the Company, as amended (the “Charter Amendment”) with the Secretary of State of the State of Nevada.

The Name Change and the Symbol Change will take effect on the Nasdaq Capital Market on February 26, 2026.

Pursuant to Nevada Revised Statutes Section 78.390(8), no shareholder approval was required for the Charter Amendment because it only related to a name change. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Neither the Name Change, nor the Symbol Change, affects the rights of the Company’s stockholders, and stockholders do not need to take any action in connection with the Name Change or the Symbol Change. The CUSIP number for the Company’s common stock remains 80512Q501.

Item 7.01 Regulation FD Disclosure.

On February 25, 2026, the Company issued a press release announcing the Name Change and Symbol Change. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
99.1	Press Release dated February 25, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: February 25, 2026	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer